UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2021

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Spring Street, Building C - Suite 500, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Entry Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (d) Director Election

On December 6, 2021, the Company filed a Current Report on Form 8-K (the “Report”) disclosing that the Board of Directors (“Board”) of Curis, Inc. (the “Company”) elected John A. Hohneker, M.D., to serve as a class II director until the Company’s 2022 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified. At the time of filing the Report, the Board had not made any determinations regarding Dr. Hohneker’s committee assignments. On January 3, 2022, the Board appointed Dr. Hohneker to serve on the Compensation Committee and the Clinical Program Committee, effective immediately, in each case until his successor is duly appointed and qualified or until his earlier resignation or removal. The Company hereby amends the Report to include the foregoing information on Dr. Hohneker’s committee assignments in Item 5.02. Other than providing this additional information in Item 5.02, no other disclosure in the Report is amended by this Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: January 7, 2022	By:	/s/ William E. Steinkrauss
William E. Steinkrauss
Chief Financial Officer